Exhibit 10.3

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to the Loan and Security Agreement, dated as of September 14, 2010 (the "Agreement") is entered into on February 2, 2011, by and between Global Energy Development PLC, a company registered in England and Wales ("Borrower"), and HKN, Inc., a Delaware corporation ("Lender").

The parties hereto agree to amend the Agreement as follows:

1.
Section 1. Certain Definitions, subsection (j) "Maturity Date" is amended to read as follows:  "Maturity Date" shall mean the earlier of (i) September 14, 2012 or (ii) the date on which an Event of Default shall have occurred (subject to the cure period provided herein).

2.	Section 2.3 Interest Rate, effective as of the date of this Amendment, the interest rate provided for under Section 2.3 shall be increased from 10.0% per annum to 10.5% per annum.

Except as amended herein, all definitions, terms, conditions, covenants and agreements contained in the Loan Papers remain in full force and effect.

Global Energy Development PLC

By:	/s/ Steve C. Voss
Stephen C. Voss
Managing Director

HKN, Inc.

By:	/s/ Sarah Gasch
Sarah Gasch
Corporate Secretary and Controller